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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FOURTH QUARTER		YEAR TO DATE
	2009	2008	2009	2008

NET SALES	$969.4	$1,085.9	$3,737.1	$4,426.2

COSTS AND EXPENSES
Cost of sales	575.2	693.4	2,228.8	2,754.8
Gross margin	394.2	392.5	1,508.3	1,671.4
% to Net sales	40.7%	36.1%	40.4%	37.8%

Selling, general and administrative	269.0	275.3	1,028.4	1,107.6
% to Net sales	27.7%	25.4%	27.5%	25.0%

Operating margin	125.2	117.2	479.9	563.8
% to Net sales	12.9%	10.8%	12.8%	12.7%

Other-net	44.0	33.7	95.3	102.2
Restructuring and asset impairments	15.1	60.5	40.7	85.5

Income from operations	66.1	23.0	343.9	376.1

Interest-net	14.0	20.9	60.6	82.9

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	52.1	2.1	283.3	293.2
Income taxes (benefit)	(2.3)	(2.0)	55.8	72.5

NET EARNINGS FROM CONTINUING OPERATIONS	54.4	4.1	227.5	220.7

Less: net earnings (loss) attributable to noncontrolling interests	(0.2)	0.5	2.0	1.7

NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	54.6	3.6	225.5	219.0

Net (loss) earnings from discontinued operations before income taxes	—	(5.8)	(5.8)	132.8
Income taxes (benefit) on discontinued operations	(0.8)	(1.5)	(3.3)	44.9

NET EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS	0.8	(4.3)	(2.5)	87.9

NET EARNINGS (LOSS) ATTRIBUTABLE TO THE STANLEY WORKS	$55.4	$(0.7)	$223.0	$306.9

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.67	$0.05	$2.82	$2.77
Discontinued operations	0.01	(0.06)	(0.03)	1.11

Total basic earnings (loss) per share of common stock	$0.69	$(0.01)	$2.79	$3.88

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.67	$0.05	$2.80	$2.74
Discontinued operations	0.01	(0.06)	(0.03)	1.10

Total diluted earnings (loss) per share of common stock	$0.68	$(0.01)	$2.77	$3.84

DIVIDENDS PER SHARE	$0.33	$0.32	$1.30	$1.26

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	80,626	78,985	79,788	78,897

Diluted	81,663	79,525	80,396	79,874

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	January 2, 2010	January 3, 2009
ASSETS
Cash and cash equivalents	$400.7	$211.6
Accounts and notes receivable	532.0	677.7
Inventories	366.2	514.7
Other current assets	117.2	94.0

Total current assets	1,416.1	1,498.0

Property, plant and equipment	575.9	579.8
Goodwill and other intangibles	2,594.8	2,596.1
Other assets	186.0	192.7

Total assets	$4,772.8	$4,866.6

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$298.4	$227.7
Accounts payable	410.1	461.5
Accrued expenses	483.1	504.0

Total current liabilities	1,191.6	1,193.2

Long-term debt	1,084.7	1,383.8
Other long-term liabilities	486.4	564.8
The Stanley Works’ shareowners’ equity	1,984.8	1,706.3
Noncontrolling interests equity	25.3	18.5

Total liabilities and equity	$4,772.8	$4,866.6

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2009	2008	2009	2008

OPERATING ACTIVITIES
Net earnings (loss)	$55.4	$(0.7)	$223.0	$306.9
Depreciation and amortization	51.3	54.5	200.1	183.0
Pretax (gain) loss from sale of businesses	(0.8)	(40.6)	1.6	(126.5)
Income taxes paid on CST/berger divestiture	—	(11.8)	—	(46.0)
Changes in working capital	209.2	127.4	226.0	122.7
Other	(23.7)	64.9	(111.3)	76.5

Net cash provided by operating activities	291.4	193.7	539.4	516.6

INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(28.2)	(58.9)	(93.4)	(140.8)
Net proceeds from sales of businesses	0.1	4.6	—	204.6
Business acquisitions and asset disposals	(1.8)	(207.5)	(21.8)	(570.7)
Proceeds from long-term borrowings	—	249.5	—	249.7
Cash dividends on common stock	(26.7)	(25.2)	(103.6)	(99.0)
Other	(41.5)	(243.9)	(131.5)	(189.2)

Net cash used in investing and financing activities	(98.1)	(281.4)	(350.3)	(545.4)

Increase (Decrease) in Cash and Cash Equivalents	193.3	(87.7)	189.1	(28.8)

Cash and Cash Equivalents, Beginning of Period	207.4	299.3	211.6	240.4

Cash and Cash Equivalents, End of Period	$400.7	$211.6	$400.7	$211.6

Free Cash Flow Computation

Operating cash flow	$291.4	$193.7	$539.4	$516.6
Less: capital and software expenditures	(28.2)	(58.9)	(93.4)	(140.8)
Add: Income taxes paid on CST/berger divestiture	—	11.8	—	46.0

Free Cash Flow (before dividends)	$263.2	$146.6	$446.0	$421.8

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. In 2008, free cash flow also excludes the income taxes paid on the CST/berger divestiture due to the fact the taxes are non-recurring and the directly related gross cash proceeds are classified in investing cash flows. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2009	2008	2009	2008
NET SALES
Security	$393.2	$410.2	$1,560.2	$1,497.2
Industrial	235.9	304.5	881.6	1,273.5
Construction & DIY	340.3	371.2	1,295.3	1,655.5

Total	$969.4	$1,085.9	$3,737.1	$4,426.2

SEGMENT PROFIT
Security	$78.3	$75.3	$307.0	$268.7
Industrial	26.7	31.2	89.3	164.2
Construction & DIY	40.4	23.6	154.1	190.7

Segment Profit	145.4	130.1	550.4	623.6
Corporate Overhead	(20.2)	(12.9)	(70.5)	(59.8)

Total	$125.2	$117.2	$479.9	$563.8

Segment Profit as a Percentage of Net Sales
Security	19.9%	18.4%	19.7%	17.9%
Industrial	11.3%	10.2%	10.1%	12.9%
Construction & DIY	11.9%	6.4%	11.9%	11.5%

Segment Profit	15.0%	12.0%	14.7%	14.1%
Corporate Overhead	-2.1%	-1.2%	-1.9%	-1.4%

Total	12.9%	10.8%	12.8%	12.7%